                                                                 EXHIBIT 2.1

                              STANDSTILL AGREEMENT


     This Standstill Agreement, dated as of July 8, 1996 (this "Agreement"), is entered into among International Airline Support Group, Inc., a Delaware corporation (the "Company"), and the Noteholders (as defined below) identified on the signature pages hereto.

                                    RECITALS

     1. The Company entered into a Securities Purchase Agreement dated as of July 17, 1992 (as amended, modified and supplemented and in effect from time to time, the "Securities Purchase Agreement"), by and between the Company and each of the purchasers identified on Schedule 1 to the Securities Purchase Agreement (the "Purchasers"), providing for the sale to and the purchase by the Purchasers of the 12% Senior Secured Notes payable by the Company in the aggregate principal amount of $18,000,000 (the "Notes"). Any person which holds any of the Notes now or hereafter shall be referred to as a "Noteholder."

     2. The Company has informed the Noteholders that it does not intend to pay the installment of principal due on the Notes on July 17, 1996 because it has made arrangements to prepay the entire outstanding principal amount of the Notes in connection with a restructuring of its indebtedness.

     3. The Company has requested that the Noteholders enter into this Agreement for the purpose of setting forth certain agreements among the Company and the Noteholders relating to the prepayment of the Notes in connection with the restructuring of the Company's indebtedness on the terms described below.

     4. The Noteholders are willing to enter into this Agreement for the purpose of facilitating the Company's efforts to restructure its indebtedness.

                                    AGREEMENT

     The parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Securities Purchase Agreement.

     Section 2. AGREEMENTS OF THE NOTEHOLDERS. The Noteholders hereby agree as follows:

          (a) NON-EXERCISE OF REMEDIES. The Noteholders agree (to the extent provided in this Agreement) to refrain from exercising any rights or remedies they may have with respect to Events of Default pursuant to the Securities Purchase Agreement existing on the date hereof and with respect to the Event of Default that will occur pursuant to the Securities Purchase Agreement upon the Company's failure to pay the installment of principal due on the Notes on July 17, 1996. The agreement of the Noteholders set forth in the previous sentence will terminate on the earlier of (i) the 90th day (or 120th day under the circumstances described in Section 4 below) following the date of this Agreement; (ii) the consummation of the Restructuring; and (iii) the "Termination Date" (as defined below).

          (b) TERMINATION DATE. As used in this Agreement, the term "Termination Date" shall mean the first to occur of the following: (i) the occurrence of any "Standstill Event of Default" (as defined below); (ii) the exercise by any creditor of the Company of any remedies against the Company with respect to the Company's obligations to such creditor; and (iii) the first date on which, in the reasonable determination of the Majority Noteholders, any one of the conditions to the Restructuring described in Section 3(d) below is no longer capable of being satisfied. The term "Standstill Event of Default" shall mean the first to occur of the following: (i) the Company, pursuant to or within the meaning of any bankruptcy law, commences a voluntary case or proceeding, consents to the entry of an order for relief against it in any involuntary case or proceeding, consents to the entry of an order for relief against it in any involuntary proceeding, consents to the appointment of a custodian of it or for all or substantially all of its property, makes a general assignment for the benefit of its creditors or admits in writing its inability to pay its debts as they come due, except to the extent that any of the foregoing result from the filing of a bankruptcy petition by the Company in connection with the "Plan" (as defined below); (ii) pursuant to or within the meaning of any bankruptcy law, an involuntary case or proceeding is commenced with respect to the Company, and an order against the Company is entered in such case or proceeding or the court in such case or proceeding appoints a custodian for or orders the liquidation of the Company or any substantial part of its assets and such order or appointment remains unstayed and in effect for 60 days; or (iii) the Company defaults in its obligation to make interest payments on the Senior Notes as described below.
The Company shall promptly give notice to the Majority Noteholders of the occurrence of any event or circumstance of which it is aware that would constitute grounds for the Majority Noteholder to declare, pursuant to the next sentence, that the Termination Date has occurred. If the Termination Date shall occur, the Majority Noteholders shall give the Company notice of the occurrence. Upon the provision of such notice, the agreement of the Noteholders set forth in
Section 2(a) shall terminate and be of no further force or effect.

          (c) AMENDMENT OF WARRANTS. Each Noteholder hereby consents to the amendment of the Warrants, issued by the Company and dated July 17, 1992 (the "Warrants"), to provide that each such Warrant shall expire upon the consummation of the Restructuring.

          (d) AGREEMENT TO REFRAIN FROM TRANSFERS. Each Noteholder hereby agrees that, prior to the Termination Date, it will not voluntarily transfer the Notes or Warrants owned by it unless the transferee agrees to be bound by the terms and conditions of this Agreement.

          (e) WAIVER OF PENALTY INTEREST AND PREPAYMENT PREMIUM. Each Noteholder hereby agrees to refrain, prior to the Termination Date, from collecting from the Company, and from asserting any right to collect, any payment of penalty interest on overdue payments of principal and interest on the Notes with respect to payments of principal due prior to the date of this Agreement and prior to the Termination Date. Further, each Noteholder hereby agrees that the provisions of the Securities Purchase Agreement that require the payment by the Company of a prepayment premium upon the optional prepayment of the Notes shall be waived in connection with the prepayment of the Notes upon consummation of the Restructuring.

     Section 3. AGREEMENTS OF THE COMPANY. The Company hereby agrees as follows:

          (a) NO WAIVER. The Company hereby acknowledges and agrees that the agreement with respect to non-exercise of remedies set forth in Section 2(a) does not constitute a waiver by the Noteholders of any Events of Default with respect to the Notes.

          (b) EXCHANGE OFFER/PROXY SOLICITATION. The Company shall, as soon as practicable, (i) submit to the holders of the Company's 8% Subordinated Convertible Debentures due 2003 (the "Convertible Debentures") an offer to exchange (the "Exchange Offers") shares of its $.001 par value per share Common Stock (the "Common Stock"), that have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the Convertible Debentures and (ii) solicit proxies from the holders of its outstanding shares of Common Stock authorizing it to vote shares of the outstanding Common Stock in favor of amendments to its Certificate of Incorporation as necessary to permit it to consummate the Exchange Offer.

          (c) NEW CREDIT AGREEMENT. The Company shall, simultaneously with the consummation of the Exchange Offer, enter into a Credit Agreement with BNY Financial Corporation (the "Lender"), which Credit Agreement shall have substantially the terms set forth on Exhibit "A" hereto, and shall cause the Lender to advance funds sufficient to permit the Company to pay to the holders of the Notes an amount equal to (i) the principal amount of the Notes then outstanding and (ii) the accrued and unpaid interest with respect to the Notes through the close of business on the day prior to the receipt of such payment, which payment shall be in full satisfaction of the Company's obligation with respect to the Notes.

          (d) THE RESTRUCTURING. As used in this Agreement, the term "Restructuring" shall mean the consummation of the Exchange Offer and the payment to the holders of the Notes of an amount equal to (i) the principal amount of the Notes then outstanding and (ii) the accrued and unpaid interest with respect to the Notes through the close of business on the day prior to the receipt of such payment with the proceeds of one or more advances pursuant to the Credit Agreement. Consummation of the Restructuring is conditioned upon, among other things, the following: (i) the holders of at least 95% of the outstanding principal amount of the Convertible Debentures shall have validly tendered and shall not have withdrawn their Convertible Debentures prior to the expiration date of the Exchange Offer; (ii) the Company shall have received consents from the holders of at least a majority of the principal amount of the Convertible Debentures (disregarding the principal amount of any Convertible Debentures held by the Company or its affiliates) to certain amendments to the terms of the Convertible Debentures; (iii) the Company's stockholders shall have approved a 1-for-27 reverse stock split, amendments to the Company's Certificate of Incorporation to create a seven-member classified Board of Directors, amendments to the Company's Certificate of Incorporation to effect certain changes regarding the governance of the Company, an increase in the authorized number of shares of preferred stock, and a stock option plan for the officers and employees of the Company;
(iv) the Company and Lender shall have negotiated and executed the Credit Agreement and the conditions to the effectiveness thereof shall have been satisfied or waived; and (v) the Company shall have received consents from the holders of at least a majority of the Stock Units represented by the Warrants to the amendment of the expiration date of the Warrants as contemplated by Section
2(d) of this Agreement.   If the Company elects to consummate the Restructuring
pursuant to the Plan, the conditions to the Restructuring shall be as follows:
(i) the Company shall have received acceptances of the Plan from the holders of not less than two-thirds in principal amount and more than one-half in number of each of the Notes and the Convertible Debentures and (ii) the Company and the Lender shall have negotiated and executed the Credit Agreement and the conditions to the effectiveness thereof shall have been satisfied or waived.
The Company reserves the right to waive or modify any of the conditions to the Restructuring set forth above, provided that such waiver or modification does not materially adversely affect the rights of the Noteholders pursuant to the Restructuring as described in this Agreement and provided, further, that the holders of the Notes are paid, upon consummation of the Restructuring, an amount equal to (i) the principal amount of the Notes then outstanding and (ii) the accrued and unpaid interest with respect to the Notes through the close of business on the day prior to the receipt of such payment. .
          (e) INTEREST PAYMENTS. Pending consummation of the Restructuring, the Company will continue to pay non-default rate interest with respect to the Notes in accordance with their terms.

     Section 4. PRE-PACKAGED PLAN ALTERNATIVE. The Noteholders hereby agree, if requested to do so by the Company, to submit to the Company acceptances of a "pre-packaged" plan of reorganization (the "Plan") with respect to all the outstanding principal amount of Notes held by each of them, provided that (i) the terms of the Plan affecting the rights of the Noteholders do not differ in any material adverse respect from the terms set forth in this Agreement; (ii) the Plan is filed within 120 days of the date of this Agreement; and (iii) the period during which the agreements of the Noteholders set forth herein are effective shall not be extended beyond the 90-day period set forth in
Section 2(a) otherwise than under the circumstances contemplated by the Section
4.

     Section 5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to each Noteholder as follows:

          (a) The Company is duly organized and is validly existing and in good standing under the jurisdiction of its incorporation.

          (b) The Company has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.

          (c) This Agreement has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (d) The execution and delivery of this Agreement by the Company will not violate or conflict with the Company's Certificate of Incorporation or Bylaws.

     Section 6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

     Section 8. SEVERABILITY. If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                              INTERNATIONAL AIRLINE SUPPORT
                              GROUP, INC.


                              -------------------------------
                              By:  Alexius A. Dyer
                              Its:   President

                              NOTEHOLDERS:

                              SUN LIFE INSURANCE COMPANY
                              OF AMERICA


                              By:
                                  ---------------------------

                              Its:
                                  ---------------------------
                              Principal Amount of Senior Notes Owned:

                              $
                                ------------

                              RIVERSIDE CAPITAL ADVISORS


                              By:
                                  ---------------------------
                              Its:
                                  ---------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                -------------

                              ORIX USA CORP


                              By:
                                  ---------------------------
                              Its:
                                  ---------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                --------------

                              ARTHUR E. LEVINE


                              -------------------------------
                              Principal Amount of Senior Notes Owned:

                              $
                                ------------------
                              WILLIAM T. RATLIFF

                              ------------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                  ------------

                              NORMAN TULCHIN

                              -------------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                 -------------

                              GRENVILLE CRAIG

                              -------------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                ---------------

                              MELLON BANK NA

                              By:
                                  ---------------------------
                              Its:
                                  ---------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                ----------------

                              SECOND SOUTHERN CORP.

                              By:
                                  ---------------------------
                              Its:
                                  ---------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                ------------------

                              NORTHEAST INVESTORS TRUST

                              By:
                                  ---------------------------
                              Its:
                                  ---------------------------

                              Principal Amount of Senior Notes Owned:

                              $
                                  --------------